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                                              Exhibit 23.1




                CONSENT OF INDEPENDENT AUDITORS

          We consent to the use of our report dated Septem-ber 2, 1997, accompanying the financial statements of the Dean Witter Select Equity Trust, Select 10 Industrial Portfolio 97-5, included herein and to the reference to our Firm as ex-perts under the heading "Auditors" in the prospectus which is a part of this registration statement.

                                   Deloitte & Touche LLP
                                   Deloitte & Touche LLP



September 2, 1997
New York, New York